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                                                     Exhibit (23)-1
                                                     Unicom Corporation
                                                     Form 10-Q  File No. 1-11375



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



     As independent public accountants, we hereby consent to the incorporation by reference of our report in this Form 10-Q for the quarterly period ended March 31, 2000, into Exelon Corporation's Form S-4 Registration Statement (relating to Common Stock of Exelon), into Unicom Corporation's previously filed prospectuses dated March 18, 1994, constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of Unicom Corporation), as further amended by Post-Effective Amendment No. 1 on Form S-8 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan) and Post-Effective Amendment No. 2 on Form S-8 (relating to Unicom Corporation's Employee Stock Purchase Plan), Form S-8 Registration Statement File No. 33-56991 (relating to Unicom Corporation's Long-Term Incentive Plan), Form S-4 Registration Statement File No. 333-01003 (relating to Unicom Corporation's Common Stock), Form S-8 Registration Statement File No. 333-04749 (relating to Unicom Corporation's 1996 Directors' Fee Plan), Form S-8 Registration Statements File Nos. 333-10613 and 333-26779 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan) and Form S-8 Registration Statement File No. 333-39677 (relating to the Unicom Corporation's Management Deferred Compensation Plan).


                                       Arthur Andersen LLP

Chicago, Illinois
May 15, 2000